Exhibit 99.1

Live Ventures Announces Acquisition of The Kinetic Co., Inc.

LAS VEGAS, June 30, 2022 -- Live Ventures Incorporated (Nasdaq: LIVE), (“Live Ventures” or the “Company”), a diversified holding company, today announced that through its existing subsidiary, Precision Marshall, it has acquired all of the outstanding stock of The Kinetic Co., Inc. (“Kinetic”), a 74-year-old, Wisconsin-based company. The transaction, valued at approximately $26 million, was financed with a combination of third-party bank and seller debt, a sale-leaseback of real estate, and cash from Live Ventures.

Kinetic is a highly recognizable and regarded brand name in the production of industrial knives and hardened wear products for the tissue, metals, and wood industries and is known as a one-stop shop for in-house grinding, machining, and heat-treating. Kinetic was founded by the Masters family in 1948 and is headquartered in Greendale, Wisconsin. Kinetic manufactures more than 90 types of knives and numerous associated parts with modifications and customizations available to each. Kinetic employs approximately 100 non-union employees. The company’s website is www.knifemaker.com.

“We are excited to add the Kinetic platform to our growing steel manufacturing segment,” said Jon Isaac, President and CEO of Live Ventures. “We believe Kinetic’s long-tenured family history and culture, combined with its recognized brand name and manufacturing footprint, are a great fit within the Live Ventures model. We look forward to continuing the rich legacy of Kinetic and maintaining its reputation, which comes from 70 plus years of commitment to its customers, employees, and community. We welcome all of the Kinetic employees to the Live Ventures family.”

“We are enthusiastic about this transaction and believe it will be a positive move for our partners and customers and most importantly, for our employees. By joining with Precision Marshall, we expect to accelerate the growth of our business,” commented Cash Masters, President of the Kinetic Co. “We look forward to joining the Live Ventures and Precision Marshall team.”

The acquisition of Kinetic is expected to increase the Company’s steel manufacturing segment’s annual revenues by approximately $20 Million. Kinetic will continue to operate as a standalone business as it has been since 1948.

Taureau Group, LLC and Davis & Kuelthau, s.c. represented The Kinetic Co., Inc. in the transaction.

About Live Ventures

Live Ventures is a growing, diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor took over the company and in 2015, refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, entertainment, and financial services industries.

Forward-Looking and Cautionary Statements

The use of the word “company” or “Company” refers to Live Ventures Incorporated and its wholly-owned subsidiaries. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results, including statements relating to a potential roll-up strategy and increases in the company’s consolidated revenues. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated

Greg Powell, Director of Investor Relations

725.500.5597

gpowell@liveventures.com

www.liveventures.com

Source: Live Ventures Incorporated